Exhibit 1

Power of Attorney

Each of the undersigned hereby irrevocably constitute and appoint Troy Cichos as agent and attorney-in-fact, with full power of substitution, with respect to the power and authority on behalf of each of the undersigned to execute and file, or cause to be executed or filed, any documents required to be filed by Section 13 of the 1934 Act and to execute any documents in connection with each of the undersigned’s purchase of the securities to which the Statement on Schedule 13D relates.

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date set forth below.

Date: February 13, 2017	MADRONA VENTURE FUND IV, LP

	By:	Madrona Investment Partners IV, LP its General Partner

	By:	Madrona IV General Partner, LLC, its General Partner

	By	/s/ Troy Cichos
Its Authorized Signatory

Date: February 13, 2017	MADRONA VENTURE FUND IV-A, LP

	By:	Madrona Investment Partners IV, LP its General Partner

	By:	Madrona IV General Partner, LLC, its General Partner

	By	/s/ Troy Cichos
Its Authorized Signatory

Date: February 13, 2017	MADRONA INVESTMENT PARTNERS IV, LP

	By:	Madrona IV General Partner, LLC, its General Partner

	By	/s/ Troy Cichos
Its Authorized Signatory

Date: February 13, 2017	MADRONA IV GENERAL PARTNER, LLC

	By	/s/ Troy Cichos
Its Authorized Signatory

Date: February 13, 2017	/s/ Tom A. Alberg
Tom A. Alberg

Exhibit 1

Date: February 13, 2017	/s/ Paul B. Goodrich
Paul B. Goodrich

Date: February 13, 2017	/s/ Scott Jacobson
Scott Jacobson

Date: February 13, 2017	/s/ Len Jordan
Len Jordan

Date: February 13, 2017	/s/ Matthew S. McIlwain
Matthew S. McIlwain

Date: February 13, 2017	/s/ Timothy M. Porter
Tim Porter